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                                 [EXHIBIT 23.5]

                        CONSENT OF SQUIRE & COMPANY, PC

                                    CONSENT

                  We have issued our report dated February 15, 1997, accompanying the consolidated financial statements of Geneva Rock Products, Inc., contained in the Registration Statement on Form S-4 of Clyde Companies, Inc., and the Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and the Proxy
Statement/Prospectus and to the use of our name as it appears in the Registration Statement and the Proxy Statement/Prospectus.

                                        /s/ Squire & Company, PC
                                        ----------------------------------------

Orem, Utah
January 21, 1998